Exhibit 10.5


                              IONICS, INCORPORATED
                                 65 Grove Street
                               Watertown, MA 02172

                           TERM LEASE MASTER AGREEMENT

Name and Address of Lessee

     Aqua Cool Enterprises Inc. ("ACE")
     65 Grove Street
     Watertown, MA 02172

     The Lessor pursuant to this Term Lease Master Agreement ("Agreement") will be Ionics, Incorporated, a Massachusetts corporation ("Ionics"), or a subsidiary or affiliate thereof. The subject matter of the lease shall be water coolers and/or feature additions or accessories marketed by Ionics and shall be referred to as the Equipment. Any lease transaction requested by Lessee and accepted by Lessor shall be specified in a Term Lease Supplement ("Supplement"). A Supplement shall refer to and incorporate by reference this Agreement and, when signed by the parties, shall constitute the lease ("Lease") for the Equipment specified therein. Additional terms and conditions pertaining to a Lease may be specified in a Supplement.

     1. AGREEMENT TERM. This Agreement shall be effective when signed by both parties and may be terminated by Lessor upon not less than three (3) months written notice to Lessee (with a copy to Westinghouse Credit Corporation
(WCC)). However, each Lease then in effect shall survive any termination of this Agreement and the purchase option set forth in Paragraph 10 shall continue to apply, in accordance with its terms, to Equipment subject to each such Lease.

     2. CHANGES. Lessor may, with the prior written consent of Lessee (which consent shall not be unreasonably withheld, delayed or conditioned), change the terms and conditions of this Agreement.

     3. SELECTION AND USE OF EQUIPMENT. Lessee agrees that it shall be responsible for the selection, use of, and results obtained from, the Equipment.

     4. LEASE NOT CANCELLABLE; LESSEE'S OBLIGATIONS ABSOLUTE. Lessee's obligation to pay shall, subject to the provisions of the Intercreditor and Subordination Agreement, of even date, among ACE, Ionics and WCC (the "Subordination Agreement") be absolute and unconditional and shall not be subject to any delay,





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reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever, including any failure of the Equipment.

     5. WARRANTIES. Lessor warrants that neither Lessor nor anyone acting or claiming through Lessor, by assignment or otherwise, will interfere with Lessee's quiet enjoyment of the use of the Equipment so long as no event of default shall have occurred and be continuing. Lessor warrants the Equipment will, at the time of delivery, be free from defects in material or of workmanship. EXCEPT FOR LESSOR'S WARRANTIES AS AFORESAID, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY FOR, NOR SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR FOR, CONSEQUENTIAL DAMAGES, ANY LOSS OF PROFITS OR SAVINGS, LOSS OF USE, OR ANY OTHER COMMERCIAL LOSS.


     6. DELIVERY AND INSTALLATION. Lessee shall arrange with Lessor for the delivery of the Equipment at the Equipment Location [or such other place as Lessee shall have notified Lessor of in writing not later than sixty (60) business days prior to delivery]. Lessee shall pay any delivery and installation charges. Lessor shall not be liable to Lessee for any delay in, or failure of, delivery of the Equipment. Lessee shall examine the Equipment promptly upon delivery or, if later, installation. If the Equipment is not in good condition or the Equipment does not correspond to Lessor's specifications, Lessee shall promptly give Lessor written notice and shall provide Lessor reasonable assistance to cure the defect or discrepancy.

     7. RENT COMMENCEMENT DATE. The Rent Commencement Date shall be the date specified in the Supplement. Lessee shall be notified of the Rent Commencement Date and the serial numbers of the Equipment.

     8. LEASE TERM. The Lease shall be effective when signed by both parties. The initial Term of the Lease shall expire at the end of the number of Payment Periods, specified as "Term" in the Supplement, after the Rent Commencement Date. However, obligations under the Lease shall continue until they have been performed in full.

     9. RENT. During the initial Term, Lessee shall pay Lessor, for each Payment Period, Rent as set forth in or determined pursuant to the Supplement. Lessee's obligation to pay shall begin on the Rent Commencement Date. Rent will be invoiced in advance as of the first day of each calendar quarter and will be due on the fifteenth (15th) day of such calendar quarter. When the Rent Commencement Date is not on the first day of a calendar quarter and/or when the initial Term does not expire on the last day of a calendar quarter, the applicable Rent will be prorated on the basis of thirty (30) day months.



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     10. PURCHASE OF EQUIPMENT. If Lessee is not then in default under the
Lease, Lessee may, upon three (3) months' prior written notice to Lessor, purchase any/or all of the Equipment upon the earlier to occur of (a) the exercise of the Sell Option unless Ionics has exercised the Buy Option (each as hereinafter defined) or (b) expiration of the Term of the Lease. The purchase price shall be an amount equal to the fair market value of the Equipment at the time of purchase, as determined in good faith by agreement of Lessor and Lessee or, in the absence of such agreement, by appraisal in accordance with the commercial rules and regulations of the Boston chapter of the American Arbitration Association (the cost of which shall be borne equally by Lessor and Lessee). Payment for the Equipment shall be in the form of (i) a Subordinated Term Note substantially in the form of Exhibit A hereto in the case of clause
(a) above (the term of which shall be the remaining average Term of the Lease with respect to the Equipment being purchased) and (ii) cash in the case of clause (b) above. The terms "Buy Option" and "Sell Option" shall have the respective meanings assigned thereto in the Option Agreement, dated as of the date hereof, among Lessor, Lessee, the stockholders of Lessee and WCC.

     If Lessee purchases any Equipment, Lessee shall, on or before the date of purchase, pay to Lessor the purchase price, any applicable taxes, all Rent due through the day preceding the date of purchase and any other amounts due. Lessor shall, on the date of purchase, transfer to Lessee by bill of sale, without recourse or warranty of any kind, express or implied, all of Lessor's right, title and interest in and to such Equipment on an "As Is, Where Is" basis except that Lessor shall warrant title free and clear of all liens and encumbrances.

     11. OPTIONAL EXTENSION. If Lessee has not elected to purchase, and as long as Lessee is not in default under the Lease, the Lease will be extended unless Lessee notifies Lessor in writing, not less than three months prior to Lease expiration, that Lessee does not want the extension. The extension will be under the same terms and conditions then in effect, including Rent, and will continue until the earlier of termination by either party upon three (3) months' prior written notice.

     12. INSPECTION; MARKING; FINANCING STATEMENT. Upon request, Lessee shall make the Equipment and its maintenance records available for inspection by Lessor during Lessee's normal business hours. Lessee shall affix to the Equipment any labels indicating ownership supplied by Lessor. Lessee shall execute and deliver to Lessor for filing any Uniform Commercial Code financing statements or similar documents Lessor may reasonably request.

     13. MAINTENANCE. Lessee, at its expense, shall keep the Equipment in a suitable environment and in good condition and working order, ordinary wear and tear excepted.

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     14. ALTERATIONS; MODIFICATIONS; PARTS. Lessee may alter or modify the
Equipment only with the express prior written approval of Lessor. Any alteration is, at Lessor's request, to be removed and the Equipment restored to its normal, unaltered condition at Lessee's expense prior to its return to Lessor. Restoration will include replacement of any parts removed in connection with the installation of an alteration. Any part installed in connection with warranty or maintenance service shall be the property of Lessor.

     15. RETURN OF EQUIPMENT. Upon expiration or termination of the Lease for any item of Equipment, other than pursuant to an exercise of the purchase option set forth in Paragraph 10, or upon demand by Lessor pursuant to Paragraph 25, Lessee shall promptly return the Equipment, freight prepaid, to a location in the Designated Territory (as defined in Operating Agreement of even date between ACE and Ionics) specified by Lessor. Except for Casualty Loss, Lessee shall pay any costs and expenses incurred by Lessor to inspect and qualify the Equipment for Lessor's maintenance agreement service. Any parts removed in connection therewith shall become Lessor's property.

     16. CASUALTY INSURANCE; LOSS OR DAMAGE. Lessor will maintain, at its own expense, insurance covering loss of or damage to the Equipment. If any item of Equipment shall be lost, stolen, destroyed or irreparably damaged for any cause whatsoever (Casualty Loss) or shall be otherwise damaged, on or after the Date of Installation, Lessee shall promptly inform Lessor. If Lessor determines that the item can be economically repaired, Lessee shall place the item in good condition and working order and Lessor will reimburse Lessee the reasonable cost of such repair, less the deductible. If not so repairable, Lessee shall pay Lessor the greater of (a) the Remaining Rental Payments (as defined in the Supplement) or (b) the fair market value of the Equipment immediately prior to the Casualty Loss. Upon Lessor's receipt of payment the Lease for that item shall terminate.

     17. TAXES. Lessee shall promptly reimburse Lessor for, or shall pay directly if so requested by Lessor, in addition to Rent, all taxes, charges, and fees imposed or levied by any governmental body or agency upon or in connection with the purchase, ownership, leasing, possession, use or relocation of the Equipment or otherwise in connection with the transactions contemplated by the Lease, excluding, however, all taxes on or measured by the net income of Lessor. Upon request, Lessee will provide proof of payment.


     The Lease is entered into on the basis that under the Internal Revenue Code of 1986, as amended (the "Code"), Lessor shall be entitled to (a) maximum Modified Accelerated Cost Recovery System ("MACRS") deductions for seven-year property, and (b) deductions for interest expense incurred to finance construction of the Equipment. Lessee represents, warrants and covenants that at all times during the term of the Lease: (a) no item of Equipment will

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constitute "public utility property" as defined in the Code; (b) Lessee will not make any election under the Code; or take any action, or fail to take any action, if such election, action or failure to act would cause any item of Equipment to cease to be eligible for any MACRS deductions or interest deductions; and (c) Lessee will keep and make available to Lessor the records required to establish the matters referred to in this paragraph.

     If, as a result of any act, failure to act, misrepresentation, inaccuracy, or breach of any warranty or covenant, or default under the Lease, by Lessee, an affiliate of Lessee, or any person who shall obtain the use or possession of any item of Equipment through Lessee, Lessor shall lose the right to claim or shall suffer any disallowance or recapture of all or any portion of any MACRS deductions or interest deductions ("Tax Loss") with respect to any item of Equipment, then, promptly upon written notice to Lessee that a Tax Loss has occurred, Lessee shall reimburse Lessor the amount determined below.

     The reimbursement shall be an amount that, in the reasonable opinion of Lessor, shall make Lessor's after-tax rate of return and cash flows ("Financial Returns"), over the term of the Lease for such item of Equipment, equal to the expected Financial Returns that would have been otherwise available. The reimbursement shall take into account the effects of any interest, penalties and additions to tax required to be paid by Lessor as a result of such Tax Loss and all taxes required to be paid by Lessor as a result of any payments pursuant to this Paragraph.

     All the rights and privileges of Lessor arising from this Paragraph shall survive the expiration or termination of the Lease.

     18. LESSOR'S PAYMENT. If Lessee fails to perform its obligations under Paragraph 16, 17 or 19 or to discharge any encumbrances created by Lessee, Lessor shall have the right to substitute performance, in which case, Lessee shall pay Lessor the cost thereof.

     19. GENERAL INDEMNITY. This Lease is a net lease. Therefore, Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, damages, obligations, liabilities and liens; and all costs and expenses, including legal fees, incurred by Lessor in connection therewith, arising out of the Lease including, without limitation, the purchase, ownership, lease, possession, maintenance, condition, use or return of the Equipment; or arising by operation of law; excluding, however, any of the foregoing which result from the gross negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of any claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Any payment pursuant to this paragraph shall be of such amount as shall be necessary so that, after payment

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of any taxes required to be paid thereon by Lessor, including taxes on a measured by the net income of Lessor, the balance will equal the amount due hereunder. Lessee's obligations under this paragraph shall not constitute a guarantee of the residual value or useful life of any item of Equipment or a guarantee of any debt of Lessor. The provisions of this paragraph with regard to matters arising during the Lease shall survive the expiration or termination of the Lease.

     20. LIABILITY INSURANCE. Lessee shall obtain and maintain comprehensive general liability insurance, in an amount of $1,000,000 or more for each occurrence, with an insurer having a "Best's Policyholders" rating of B+ or better. The policy shall name Lessor as an additional insured as Lessor's interests may appear and shall contain a clause requiring the insurer to give Lessor at least one month's prior written notice of the cancellation, or any alteration in the terms, of the policy. Lessee shall furnish to Lessor, upon request, evidence that such insurance coverage is in effect.

     21. SUBLEASE AND RELOCATION OF EQUIPMENT; ASSIGNMENT BY LESSEE. Lessee may, in the ordinary course of business, sublet the Equipment or relocate it from the Equipment Location. No sublease or relocation shall relieve Lessee of its obligations under the Lease. In no event shall Lessee remove the Equipment from the continental United States. Lessee shall not assign, transfer or otherwise dispose of the Lease or Equipment, or any interest therein, or create or suffer any levy, lien or encumbrance thereof except those created by Lessor.

     22. ASSIGNMENT BY LESSOR. Lessee acknowledges and understands that the terms and conditions of the Lease have been fixed to enable Lessor to sell and assign its interest or grant a security interest or interests in the Lease and the Equipment individually or together, in whole or in part, for the purpose of securing loans to Lessor or otherwise. If Lessee is given written notice of any assignment, it shall promptly acknowledge receipt thereof in writing. Each such assignee shall have all of the rights of Lessor under the Lease. Lessee shall not assert against any such assignee any setoff, defense or counterclaim that Lessee may have against Lessor or any other person. Lessor shall not be relieved of its obligations hereunder as a result of any such assignment unless Lessee expressly consents thereto.

     23. DELINQUENT PAYMENTS. If any amount to be paid to Lessor is not paid on or before ninety (90) days of its due date, Lessee shall pay Lessor on demand interest at the rate of 14% per annum until the date paid or, if less, the maximum allowed by law.

     24. DEFAULT; NO WAIVER. Lessee shall be in default under the Lease upon the occurrence of any of the following events (except to the extent prevented by the terms of the Subordination Agreement): (a) Lessee fails to pay when due any amount required to be paid by Lessee under the Lease and such failure shall


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continue for a period of thirty (30) days after written notice (with a copy to
WCC) to Lessee, or any repeated failure to make such payments without any such notice; (b) Lessee fails to perform in any material respect any other material provisions under time Lease or violates in any material respect any of the material covenants or representations made by Lessee in the Lease, or Lessee fails to perform in any material respect any of its material obligations under any other Lease entered into pursuant to this Agreement, and such failure or breach shall continue unremedied for a period of more than forty-five (45) days after written notice to Lessee (with a copy to WCC) in the case of any other such default, except that if such default is not of a repeated nature and if Lessee promptly commences and diligently prosecutes the cure of such default to completion, and such cure is not reasonably achievable within such forty-five
(45) day period, such forty-five (45) day period shall be extended to the period of time reasonably required to complete such cure (such period in no event, however, to exceed an additional ninety (90) days); (c) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary, or consents to the appointment of a trustee or receiver, or if either shall be appointed for Lessee or for a substantial part of its property without its consent; (d) any petition or proceeding is filed by or against Lessee under any Federal or State bankruptcy or insolvency code or similar law; (e) if applicable, Lessee makes a bulk transfer subject to the provisions of the Uniform Commercial Code; or (f) Lessor has terminated the Operating Agreement of even date between ACE and Ionics.

     Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor to require strict performance by Lessee or any waiver by Lessor of any provision in the Lease shall not be construed as a consent or waiver of any other breach of the same or of any other provision.

     25. REMEDIES. If Lessee is in default under the Lease, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies in order to protect its interests, reasonably expected profits and economic benefits. Lessor may (a) declare any Lease entered into pursuant to this Agreement to be in default; (b) terminate in whole or in part any Lease;
(c) recover from Lessee any and all amounts then due; (d) take possession of any or all items of Equipment, wherever located, without demand or notice, without any court order or other process of law; and (e) demand that Lessee return any or all such items of Equipment to Lessor in accordance with Paragraph 15 and, for each day that Lessee shall fail to return any item of Equipment, Lessor may demand an amount equal to the Rent, prorated on the basis of a thirty (30) day month, in effect immediately prior to such default. Lessor may pursue any other remedy available at law or in equity, including, but not limited to, seeking damages, specific performance and an injunction.





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     No right or remedy is exclusive of any other provided herein or permitted by law or equity. All such rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

     26. LESSOR'S EXPENSE. Lessee shall pay Lessor on demand all reasonable costs and expenses, including legal and collection fees, incurred by Lessor in enforcing the terms, conditions or provisions of the Lease or in protecting Lessor's rights and interests in the Lease and the Equipment.

     27. OWNERSHIP; PERSONAL PROPERTY. The Equipment under Lease is and shall be the property of Lessor. Lessee shall have no right, title or interest therein except as set forth in the Lease. The Equipment is, and shall at all times be and remain, personal property and shall not become a fixture or realty.

     28. NOTICES; ADMINISTRATION. Service of all notices under the Lease shall be sufficient if delivered personally or mailed to Lessee at its address specified in the Supplement or to Ionics as Lessor at the address set forth above. Notice by mail shall be effective when deposited in the United States mail, duly addressed and with postage prepaid. Notices, consents and approvals from or by Lessor shall be given by Lessor and all payments shall be made to Lessor until Lessor shall notify Lessee otherwise.

     29. APPLICABLE LAW; SEVERABILITY. The Lease shall be governed by the laws (other than those governing conflict of laws matters) of The Commonwealth of Massachusetts. If any provision shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

     LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THIS AGREEMENT AND ITS SUPPLEMENT, UNDERSTANDS THEM, AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS. FURTHER, LESSEE AGREES THAT THIS AGREEMENT AND ITS SUPPLEMENT ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be executed as of September 27, 1989.

                                                    AQUA COOL ENTERPRISES INC.

                                                    By /s/ K. Kachadurian
                                                       ------------------------
                                                    Name: K. Kachadurian
                                                    Title: President



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                                                  IONICS, INCORPORATED


                                                  By /s/ Arthur L. Goldstein
                                                     ------------------------
                                                  Name:  Arthur L. Goldstein
                                                  Title:   President and CEO








































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                                                                     EXHIBIT A

                             SUBORDINATED TERM NOTE

$_________________                                                      , 1989

  FOR VALUE RECEIVED, Aqua Cool Enterprises Inc., a Massachusetts corporation (hereinafter called "ACE"), by this promissory note (hereinafter called "this Note"), promises unconditionally to pay to the order of _______, a __________ corporation (hereinafter called "Lender"), on or before _______, 1994, the principal sum of __________ UNITED STATES DOLLARS ($______ U.S.), or so much thereof as may from time to time remain unpaid hereunder, and to pay interest on the principal sum remaining unpaid hereunder and, to the extent legally enforceable, on any overdue interest from time to time from the date hereof until said principal sum shall have been paid in full, all at the rates and in the manner hereinafter set forth. Interest shall be calculated on the basis of actual calculated days elapsed and a 360-day year.

1. PAYMENT OF THE NOTE.

     On the first day of each calendar quarter in each year commencing _____, ACE will pay Lender, the sum of _____ Dollars ($_____). Subject to the Subordination Agreement (as hereinafter defined), ACE may, at its option, at any time or from time to time prepay all or any part of this Note, without premium but together with interest on the principal amount so prepaid accrued to the date of prepayment; any such prepayment shall not relieve ACE of its obligations to make the payments required by the first sentence of this paragraph.

     Interest shall be computed and shall accrue at an annual rate of fourteen percent (14%) or, in the case of any overdue principal or, to the extent legally enforceable, interest, at the annual rate of sixteen percent (16%).

     All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by wire transfer in immediately available funds to such account or accounts in the United States as Lender shall have specified in writing to ACE or, in the event it shall have failed to specify any such account, by check mailed to the address referred to in Section 8 of this Note or such other address as Lender may have specified in writing to ACE.

     All payments received in respect of the indebtedness evidenced by this Note shall be applied first to interest hereon






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accrued to the date of payment, then to the payment of other amounts (except principal) at the time due and unpaid hereunder, and finally to the unpaid principal hereof.

     If any payment on this Note becomes due and payable on a day other than a day (a "business day") on which banks are open for the transaction of normal banking business in Boston, Massachusetts, the maturity thereof shall be extended to the next succeeding business day and, with respect to any payment of principal, interest thereof shall be payable at the then applicable rate during such extension.

     Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, ACE agrees to pay, upon demand by Lender, in addition to principal and interest and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other reasonable collection charges unless prohibited by law.

2. EVENT OF DEFAULT.

     Upon the happening and continuance of an Event of Default, as hereinafter defined, Lender may declare the entire unpaid principal amount hereof, together with the interest accrued hereon, due and payable immediately. Lender's failure to exercise such option shall not constitute a waiver of the right to exercise the same at any other time.

     The term "Event of Default" shall mean one or more of the following events of default:

          (a) ACE (i) fails to pay any principal when due and payable, or (ii) fails to pay any interest under this Note or any other obligation to Lender within five (5) business days after the date on which the same shall be due and payable;

          (b) an Event of Default (as defined in the Loan Agreement, dated as
of September   , 1989, between ACE and Westinghouse Credit Corporation) shall have occurred (whether or not waived);

          (c) ACE fails to perform, keep, or observe any other term, provision, condition or covenant contained in this Note or any other agreement with Lender which is required to be performed, kept, or observed by ACE and such failure (provided it is curable) is not cured to Lender's reasonable satisfaction within ten (10) business days after ACE becomes aware of such failure; or, if the default cannot reasonably be remedied within such period, if ACE fails to commence to remedy the same within ten (10) business days and vigorously thereafter to carry the same to completion within thirty (30) additional business days after becoming aware of such failure; provided, however, that if the default is such that a delay in the exercise of a remedy would in Lender's reasonable

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judgment cause material harm to Lender, upon written notice from Lender, ACE shall not be entitled to any period of grace.

3. SUBORDINATION OF THE NOTE.

     This Note is subordinated to certain indebtedness of ACE pursuant to the terms and conditions of an Intercreditor and Subordination Agreement (the "Subordination Agreement"), dated as of September __, 1989, among ACE, Lender and Westinghouse Credit Corporation.

4. COVENANTS.

     Until the obligations of ACE hereunder have been discharged in full, ACE covenants and agrees that, unless Lender shall otherwise consent in writing:

     (a) It shall promptly give notice to Lender (i) of any default under the Loan Agreement referred to in the Subordination Agreement (the "Loan Agreement") or any other credit or loan agreement on account of which any debt to which this Note is subordinated may be declared forthwith due and payable, or of any default in the payment of any of the debt to which this Note is subordinated; and (ii) of any litigation or any administrative proceeding to which it may hereafter become a party which, in the opinion of counsel for ACE, may involve any material risk of any material judgment or liability not fully covered by insurance or which may otherwise result in any material adverse change in the business or assets or in the condition, financial or other, or results of operation of ACE;

     (b) It shall promptly provide to Lender (i) copies of the regularly prepared annual and quarterly financial statements of ACE which annual financial statements shall contain a certificate of independent public accountants, and (ii) copies of any notices or documents required to be delivered pursuant to the terms and conditions of the Loan Agreement;

     (c) It shall at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles; and it shall set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles in connection with its business; and it shall permit access to Lender and its agents to the books and records of ACE during normal business hours, subject to normal confidentiality requirements;

     (d) It shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, real, personal or mixed, or upon any part thereof, as

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                                       -4-

well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles;

     (e) It shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that nothing in this subdivision (e) shall prevent a consolidation, combination or merger of ACE with any other Person;

     (f) It shall maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements, as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that, nothing in this subdivision
(f) shall prevent ACE from selling, abandoning or otherwise disposing of any property which is not material to the business or the property of ACE (including any lease of property) if in its judgment the same is no longer useful in the business of ACE;

     (g) It shall comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls);

     (h) It shall maintain with financially sound and reputable insurers, insurance with respect to the properties and business of ACE against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar business and similarly situated, in such amounts and by such methods as shall be customary for such owners and deemed adequate by ACE; and

     (i) It shall comply in all material respects with all of the covenants and provisions of the Loan Agreement and not amend, modify, change or terminate the Loan Agreement or any of the other Loan documents referred to therein in any manner which would adversely affect Ionics or the ability of ACE to make timely payments of this Note or to perform any of its other obligations hereunder.







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5. REMEDIES.

     No right, power or remedy conferred hereby upon Lender shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or now or hereafter available at law or in equity or by statute or otherwise.

6. NO IMPLIED WAIVERS.

     No course of dealing between Lender and ACE and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

7. REGISTERED OWNER.

     ACE and all other persons may treat the registered holder hereof as the owner hereof for the purpose of receiving payment of the principal of and interest on this Note and for all other purposes, unless it has received written notice to the contrary. ACE will maintain a register for the recording of the registered holders hereof.

8. NOTICE.

     All notice, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or three
(3) days after mailing if mailed, postage prepaid, certified or registered mail, return receipt requested as follows: (a) if to ACE at 65 Grove Street, Watertown, Massachusetts 02172, with a copy to Sullivan & Worcester, One Post Office Square, Boston, Massachusetts 02109, Attn: Norman A. Bikales, Esq., and
(b) if to Lender at its address as shown on the register maintained by ACE pursuant to Section 7, and/or to such other persons and address(es) as ACE or Lender shall have specified in writing to the other.

9. INTEREST.

     All agreements between ACE and Lender contained herein are hereby expressly limited so that in no contingency or event whatsoever whether by reason of acceleration of maturity of this Note, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the principal amount evidenced by this Note exceed the maximum permissible under applicable law the benefit of which may be asserted by ACE as a defense, and if, from any circumstances whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Lender should ever receive as interest under this Note such an excessive amount, then, ipso facto, the amount which would be excessive interest shall be applied to the reduction of the principal balance as evidenced by this Note and not to the payment of interest. This

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                                       -6-

provision shall control every other provision of all agreements between ACE and Lender.

10. MISCELLANEOUS.

     ACE hereby waives presentment for payment, demand, protest and notice of dishonor. This Note shall be binding upon ACE's successors and assigns and upon any affiliate of ACE which assumes its obligations hereunder. This Note and the rights of Lender and of ACE hereunder shall be interpreted, governed, construed, applied and enforced in accordance with the laws (other than those governing conflict of law questions) of The Commonwealth of Massachusetts or the United States of America, as applicable, regardless of: (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or
(iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of ACE or Lender; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts or the United States of America, as applicable; or (vii) any combination of the foregoing.

     As used herein, (a) the term "Lender" shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee of this Note or the bearer, if this Note is at the time payable to bearer, and the term "ACE" shall mean, in addition to the initial obligor hereon, each person from time to time who is a maker, surety, guarantor and endorser hereof.

     WITNESS the execution hereof under seal as of the day and date above first written.

                                                     AQUA COOL ENTERPRISES INC.




                                                     BY:_______________________

                                                         Name:
                                                         Title:







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